UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 21, 2013

(Date of Earliest Event Reported)

West Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-35846	47-0777362
(Commission File Number)	(I.R.S. Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of principal executive offices)

Registrant’s telephone number, including area code: (402) 963-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On March 27, 2013, West Corporation (the “Company”) completed its initial public offering (the “IPO”) of 21,275,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), registered pursuant to a Registration Statement on Form S-1 (File No. 333-162292) (as amended, the “Registration Statement”). The Company expects to pay $24.0 million to an investor group led by Thomas H. Lee Partners, L.P. and Quadrangle Group LLC (the “Sponsors”) pursuant to that certain Management Agreement, dated October 24, 2006 (the “Management Agreement”), and that certain Management Letter Agreement, dated March 8, 2013, each by and among the Company and affiliates of the Sponsors. The Management Agreement terminated in accordance with its terms immediately prior to completion of the IPO.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 27, 2013, in connection with the completion of the IPO, the Company instructed The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”) for the Company’s 11% Senior Subordinated Notes due 2016 (the “Senior Subordinated Notes”), to deliver a notice of redemption to the holders of all of the outstanding $450,000,000 principal amount of Senior Subordinated Notes. The redemption date is April 26, 2013 (the “Redemption Date”) at a redemption price equal to 103.667% of the principal amount of the Senior Subordinated Notes. In addition, the Company will pay accrued and unpaid interest on the redeemed Senior Subordinated Notes up to, but not including, the Redemption Date. Following this redemption, none of the Senior Subordinated Notes will remain outstanding. The redemption will be financed with net proceeds from the IPO and cash on hand, as described in “Use of Proceeds” in the Registration Statement.

On March 27, 2013, the Company issued a press release discussing the foregoing, which is incorporated by reference herein as Exhibit 99.1.

Item 5.02	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Actions

As previously disclosed in the Registration Statement, on March 21, 2013, in connection with the IPO, the Company’s board of directors and compensation committee granted transaction-based IPO bonuses of $2.925 million under the Company’s Executive Incentive Compensation Plan, of which $750,000 was granted to Mr. Thomas B. Barker and $250,000 was granted to each of Ms. Nancee R. Berger and Messrs. Paul M. Mendlik, Steven M. Stangl and Todd B. Strubbe.

Pursuant to the West Corporation 2006 Executive Incentive Plan, the Company is party to Restricted Stock Award and Special Bonus Agreements and Restricted Stock Award Agreements (collectively, “Restricted Stock Agreements”) with three officers and employees of the Company, which Restricted Stock Agreements provide for the issuance of shares of Common Stock that are subject to a vesting schedule. In connection with the IPO, the Company’s board of directors and compensation committee accelerated the vesting of all remaining unvested shares subject to the Restricted Stock Agreements. The acceleration resulted in the vesting of an aggregate of 42,562 shares of common stock on March 27, 2013, the date of completion of the IPO, including the acceleration of 40,001 shares of common stock previously granted to Todd B. Strubbe.

Election of Directors

On March 27, 2013 and in connection with the closing of the IPO, (i) the election of Gregory T. Sloma and Paul R. Garcia as members of the board of directors of the Company became effective; (ii) the election of Laura A. Grattan, Steven G. Felsher, Soren L. Oberg, Anthony J. DiNovi and Thomas B. Barker as continuing members of the board of directors of the Company became effective; (iii) Messrs. Sloma (Chair), Felsher and Garcia comprised the members of the Audit Committee; (iv) Messrs. DiNovi (Chair) and Oberg comprised the members of the Compensation Committee and (v) Mr. Oberg (Chair) and Ms. Grattan comprised the members of the Nominating and Corporate Governance Committee of the Company. For biographical information regarding these directors, see “Management” in the Registration Statement, which is incorporated herein by reference.

Upon joining the Company’s board of directors on March 27, 2013, Messrs. Sloma and Garcia each became entitled to receive a cash retainer fee of $75,000 and fully vested shares of common stock with a fair market value equal to $100,000, with the stock award subject to pro rata forfeiture if the director does not remain on the board for at least six months. For each subsequent year that Messrs. Sloma and Garcia, respectively, serve on the board of directors of the Company, each of them will receive, as applicable, an annual cash retainer of $75,000 and an annual equity grant of shares of Common Stock with a fair market value equal to $100,000, which will vest on the one-year anniversary of the date of the grant. A copy of the form of the Stock Award Agreement entered into by Messrs. Sloma and Garcia are filed as Exhibit 10.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On March 25, 2013 and in connection with the completion of the IPO, the Company filed its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”) and the second amended and restated bylaws became effective as of March 27, 2013 (the “Bylaws”). The provisions of the Certificate of Incorporation and the Bylaws are substantially identical to the forms of such documents filed as Exhibits 3.02 and 3.03, respectively, to the Registration Statement and as described therein. Copies of the Certificate of Incorporation and the Bylaws are filed as Exhibits 3.01 and 3.02, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

As previously disclosed in the Registration Statement, on March 8, 2013, the Company entered into (i) that certain Amended and Restated Registration Rights and Coordination Agreement (the “Amended Registration Rights Agreement”) with the THL Investors, Quadrangle Investors, Other Investors, and the Founders (each of the foregoing as defined therein) and (ii) that certain Amended and Restated Stockholder Agreement (the “Amended Stockholder Agreement”) with the THL Investors, Quadrangle Investors, Other Investors, and the Founders (each of the foregoing as defined therein). Each of the Amended Registration Rights Agreement and the Amended Stockholder Agreement became effective as of the completion of the IPO.

The Amended Stockholder Agreement provides that the Company’s board of directors shall be comprised of between five and eight members upon the completion of the IPO or such other number as may be specified from time to time by the board of directors of the Company in accordance with the certificate of incorporation then in effect, and that certain of the stockholders of the Company have the right to designate director nominees to the board of directors of the Company, subject to their election by the stockholders of the Company at an annual meeting. Subject to applicable limitations in the Amended and Restated Certificate of Incorporation of the Company effective as of the completion of the IPO, each of the THL Investors and the Quadrangle Investors (as defined in the Amended Stockholder Agreement) has the right to cause the resignation and replacement of its director designees at any time and for any reason and to fill any vacancies otherwise resulting in such director positions.

Pursuant to the Amended Registration Rights Agreement, subject to certain exceptions and conditions, the Company is required to register shares of Common Stock beneficially owned by the Sponsors and affiliates of the Founders (as defined therein) under the Securities Act of 1933, as amended (the “Securities Act”), and they will have the right to participate in future registrations of securities by the Company. Additionally, the Company’s stockholders who are party to the Amended Registration Rights Agreement have agreed to coordinate certain sales by them of Common Stock of the Company after the effective date of the Registration Statement made pursuant Rule 144 of the Securities Act or made in block sales to financial institutions.

The foregoing descriptions of the Amended Registration Rights Agreement and the Amended Stockholder Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement, respectively, which were filed as Exhibits 10.63 and 10.65 to the Registration Statement, filed with the Securities and Exchange Commission on March 11, 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.01	Amended and Restated Certificate of Incorporation of the Company, dated March 25, 2013

3.02	Second Amended and Restated Bylaws of the Company, effective March 27, 2013

10.01	Form of Stock Award Agreement

99.1	Press Release dated March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION

Dated: March 27, 2013	By:	/s/ Paul M. Mendlik
Paul M. Mendlik
Chief Financial Officer

Exhibit Index

3.01	Amendment to the Certificate of Incorporation of the Company, dated March 25, 2013

3.02	Second Amended and Restated Bylaws of the Company, effective March 27, 2013

10.01	Form of Stock Award Agreement

99.1	Press Release dated March 27, 2013